Exhibit 10.2
LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT is entered into as of August 11, 2020 by and between ENERGY FOCUS, INC., a Delaware corporation (with tax identification #94-3021850), its successors, assigns, and subsidiaries, now owned and in the future (individually or collectively, “Borrower” or “Borrowers”), and Crossroads Financial Group, LLC, a North Carolina limited liability company (“Lender”).
RECITALS
Borrowers have requested that Lender provide financial accommodations to Borrowers as more fully set forth herein and in the Loan Documents.
NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:
AGREEMENT
1.Certain Definitions and Index to Definitions.
1.1Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.
1.2Definitions. All other terms contained in this Agreement that are not specifically defined herein shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:
1.2.1“Acceptable Forum”- see Section 31 hereof.
1.2.3 “Additional Loan Fee”- see Section 3.6.6 hereof.
1.2.4“Assurances”- see Section 4.2 hereof.
1.2.5“Advances” - see Section 2.1.1 hereof.
1.2.6“Agreement” - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.
1.2.7“Allowable Amount” - the lesser of (i) the Borrowing Base less the Availability Reserves and (ii) the Maximum Amount.
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1.2.8“Availability Reserves” - as of any date of determination, such amounts as Lender may from time to time reasonably establish and revise reducing the amount of Advances which would otherwise be available to Borrowers hereunder:
a.To reflect events, conditions, contingencies or risks which, as determined by Lender, which may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrowers or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);
b.In the amount of any Third Party Claim, until such time as Lender has determined in good faith that the Third Party Claim is unlikely to be asserted;
c.To reflect Lender's belief that any collateral report or financial information furnished by or on behalf of Borrowers or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or
d.In respect of any state of facts that Lender determined constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default
1.2.9“Average Unused Portion of the Maximum Amount” - the Maximum Amount less: (a) the average Advances outstanding during the immediately preceding month; and (b) the Availability Reserves.
1.2.10“Avoidance Claim” - any claim that any payment received by Lender from or for the account of Borrowers or on account of any Collateral is avoidable under the United States Bankruptcy Code or any other state or federal debtor relief statute.
1.2.11“Borrowers” - see Preamble hereof.
1.2.12“Borrowing Base” – the lower of the following, when applied to Eligible Inventory plus Eligible In-Transit Inventory, by Category:
a.75% of Inventory Cost; or
b.85% of Net Orderly Liquidation Value.
1.2.13“Borrowing Base Certificate” - a request for an Advance, in a form acceptable to Lender, which form may be electronic or hard copy.
1.2.14“Business Day” - any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed.
1.2.15“Calculation Date” means, with respect to each Calculation Period, the Monday immediately following the end of such Calculation Period (or the next Business Day if such Monday is not a Business Day)
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1.2.16“Calculation Period” means each 7-day period ending on the Friday of each calendar week.
1.2.17 “Category” – The Inventory categories as defined by Lender on the Borrowing Base Certificate, including Finished Goods, In-Transit Inventory, and Ineligible Inventory, Work in Process, and any new Inventory category added by Lender following a third party appraisal.
1.2.18“Change in Law” - Any change in federal, state, local, or foreign applicable statutes, rules, regulations, and orders occurs that would reasonably be expected to prevent the sale or other transfer of Borrowers’ Inventory within any or all states of the United States.
1.2.19“Chosen State” – New York.
1.2.20“Clearance Days” – Two Business Days for wires and ACH receipts and Five Business Days for check receipts.
1.2.21“Clearance Day Payments” - payments received by Lender, in whatever form and from whatever source in reduction of the Obligations.
1.2.23“Collateral” - All Borrowers’ present and future Assets, Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, Letter of Credit Rights, Commercial Tort Claims, Deposit Accounts, and the proceeds thereof.
1.2.23“Collateral Computer Fee” - $200 per month of the Loan Account balance to compensate Lender for the cost of monitoring the Collateral.
1.2.24“Complete Termination” - Complete Termination occurs upon satisfaction of the following conditions:
a.Payment in full of all Obligations;
b.If Lender has issued or caused to be issued guarantees, commitments to third parties or letters of credit on behalf of Borrowers, acknowledgement from any beneficiaries thereof that Lender or any other issuer has no outstanding direct or contingent liability therein.
c.Borrowers has executed and delivered to Lender a payoff letter, in form and substance acceptable to Lender.
1.2.25“Contractual Termination Date” - The end of the Initial Term or any Renewal Term, as the case may be.
1.2.26 “Credit Accommodation” - any Advance or other extension of credit by Lender to or on behalf of Borrowers hereunder.
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1.2.27 “Default Interest Rate Spread” - 1% per month.
1.2.28“Default Rate”- the Interest Rate plus the Default Interest Rate Spread.
1.2.29“Default Waiver Fee” - $250.00
1.2.30“Depository Account” - see Section 3.4.2 hereof
1.2.31“Early Termination Date” - the date on which an Early Termination Event occurs.
1.2.32“Early Termination Event” - the occurrence of any of the following:
a.The effective date of termination of this Agreement by Borrowers set forth in the notice of termination;
b.Borrowers becomes a debtor in a case filed under the United States Bankruptcy Code or any similar state proceeding;
c.Borrowers is required to repay the Obligations in full (whether by acceleration or otherwise) prior to the next Contractual Termination Date as a result of Lender’s exercise of remedies pursuant to Section 13.1.
1.2.33“Early Termination Fee” – In the event of an Early Termination Event, Borrower shall pay Lender, if this Agreement is terminated (i) prior to the first annual anniversary of the date hereof, an Early Termination Fee in an amount equal to four percent (4%) of the Maximum Amount, (ii) on or after the first annual anniversary of the date hereof, but prior to the second annual anniversary of the date hereof, an Early Termination Fee in an amount equal to two and a half percent (2.5%) of the Maximum Amount, and (iii) on after the second annual anniversary of the date hereof, no Early Termination Fee shall be payable. The Early Termination Fee shall be in addition to any other fees due to Lender hereunder. Notwithstanding the foregoing, if the Borrower pays, in full, all Obligations from the proceeds received by Borrower from financing provided by a nationally recognized bank (or, an asset based lending company that is an affiliate of any nationally charted bank), the foregoing Early Termination Fee shall be waived.
1.2.34“Eligible In-Transit Inventory” – as of any date of determination thereof, without duplication of any Eligible Inventory, In Transit-Inventory:
a.Subject to Lender’s first priority, perfected security interest;
b.For which the purchase order is in the name of Borrowers and title has passed to Borrowers;
c.Which has been delivered to a carrier in a foreign port or foreign airport for receipt by Borrowers in the United States or which has been delivered to a carrier in
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the United States for receipt by Borrowers in the United States within 5 Business Days of the date of release by U.S. Customs, but which has not yet been received by Borrowers;
d.Which has been in transit for 60 days or less from the date of shipment of such Inventory;
e.Which is insured in accordance with the provisions of this Agreement, including cargo insurance; and
f.Which is otherwise acceptable to Lender in its Permitted Discretion;
provided that the Lender may, in its Permitted Discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Lender determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the lien of the Lender (such as, without limitation, a right of stoppage in transit) or may otherwise adversely impact the ability of the Lender to realize upon such Inventory.
1.2.35“Eligible Inventory” - Inventory (including (i) raw material used or consumed by Borrowers in the ordinary course of business in the manufacture or production of other Inventory, (ii) Work in Process, and Finished Goods) of Borrowers which is:
a.Subject to Lender’s first priority, perfected security interest;
b.In Borrowers’ possession and control and situated at a location in compliance with this Agreement;
c.Valued at the lower of cost or market, and
d.Otherwise acceptable to Lender in its Permitted Discretion.
1.2.36“Event of Default” - see Section 12 hereof.
1.2.37“Finished Goods” – Inventory that is ready for shipment to Borrowers’ customers.
1.2.38“GAAP” - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.
1.2.39“Gross Margin Percent” - The gross margin of Borrowers’ Inventory, as reported by Borrowers on a Borrowing Base Certificate and determined in accordance with GAAP.
1.2.40“In-Transit Inventory” –Inventory owned by Borrowers that is in transit to Borrowers or an agent or contractor of or for Borrowers.
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1.2.41“Ineligible Inventory” – Inventory of Borrowers that is not Eligible Inventory or Eligible In-Transit Inventory.
1.2.42“Initial Term” - 2 years from the date hereof.
1.2.43“Intercreditor Agreement” – means, collectively, (a) that certain Intercreditor Agreement, dated August 11, 2020, by and among Lender, Borrower and Receivables Lender and (b) in the event any entity other than Factors Southwest, L.L.C. is the Receivables Lender, an agreement executed by Lender, such other entity and Borrower , with terms and conditions substantially similar to, and no less favorable to Lender than, those set forth in such intercreditor agreement with Factors Southwest, L.L.C.
1.2.44“Interest Rate” – a per annum rate equal to the greater of (i) the Three (3) Month Libor rate plus 4% or (ii) 5.75%.
1.2.45“Inventory Cost” - As determined by Lender, the lesser of (a) cost of Eligible Inventory or Eligible In-Transit Inventory, as applicable, computed in accordance with GAAP, or (b) the market value of Eligible Inventory or Eligible In-Transit Inventory, as applicable, as established by a third party valuation firm acceptable to Lender.
1.2.46“Inventory Reserve” – has the meaning ascribed to such term in the Intercreditor Agreement. The Inventory Reserve shall be determined in accordance with, and subject to the terms and conditions of, the Intercreditor Agreement.
1.2.47“Key Employees” – Tod Andrew Nestor and James Tu.
1.2.48“Late Fee”- means 5% of the amount of any scheduled payment of principal, fees, interest or any other amount due hereunder.
1.2.49“Loan Account” - that portion of the Obligations which accrue interest hereunder, including the sum of the unpaid balances of:
a.Advances;
b.Other payments made by Lender arising hereunder for which Borrowers is liable to Lender;
c.Unpaid fees, interest or expenses due hereunder.
1.2.50 “Loan Documents” - this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
1.2.51“Loan Fee” - The Loan Fee Percent multiplied by the Maximum Amount at the time this fee is earned.
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1.2.52“Loan Fee Percent”- 2% annually.
1.2.53“Maturity Fee” - means 5% of the amount of Obligations which remain unpaid and outstanding after the Termination Date.
1.2.54“Maximum Amount” - $3,000,000
1.2.55“Merchant Processor” - any entity contracted by Borrower to process credit card sales, debit cards sales or other electronic payment of Borrower.
1.2.56 “Minimum Advance Amount” - $10,000.
1.2.57“Minimum Monthly Fee” –$18,490.
1.2.58“Net Orderly Liquidation Value” - The value of Eligible Inventory or Eligible In-Transit Inventory, as applicable, as determined by Lender in the exercise of its reasonable sole discretion, which could be obtained upon liquidation under distress conditions.
1.2.59“Obligor” - the Borrower.
1.2.60“Obligations” - all present and future obligations owing by Borrowers to Lender whether arising hereunder or otherwise and whether arising before, during or after the commencement of any bankruptcy case in which Borrowers is a Debtor.
1.2.61“Over Advance Fee” - a fee of 0.25% of the amount by which the Obligations exceed the Allowable Amount for each day that the Obligations exceed the Allowable Amount, with a minimum Over Advance Fee of $25.00 per day.
1.2.62“Parties” - Borrowers and Lender.
1.2.63“Permitted Discretion” – A determination made in good faith and in the exercise of what the Lender believes is reasonable business judgment from the perspective of an asset based lender.
1.2.64“Receivables Lender” – Factors Southwest, L.L.C. and any successor entity that agrees, pursuant to a factoring agreement or otherwise, to purchase the Accounts of Borrowers or lend against Borrower’s Accounts, in each case, so long as such successor entity executes and delivers to Lender an Intercreditor Agreement.
1.2.65“Receivables Loan Documents” - All accounts receivable financing agreements and related documents executed by Borrower and Receivables Lender.
1.2.66“Renewal Term” - one year
1.2.67“Service Fee” – 1% per month of the average daily Loan Account balance of outstanding Advances.
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1.2.68 “Subordinating Creditor” - any creditor of the Borrowers which has executed a Subordination Agreement.
1.2.69“Subordination Agreement” - a subordination agreement in form and substance acceptable to Lender whereby a Subordinating Creditor subordinates, in favor of Lender, obligations owed to it by Borrowers.
1.2.70“Termination Date” - the earlier of (i) the Contractual Termination Date or (ii) the date on which the Loan Account is to be paid in full pursuant to the terms of Section 3.2 herein, or (iii) the Early Termination Date.
1.2.71“Third Party Claim” - claims asserted against Lender by any person or entity relating in any way to the Lender’s relationship with Borrowers.
1.2.72“Three (3) Month Libor” – the daily three (3) month LIBOR rate in effect as of the last business day of the immediately preceding month.
1.2.73“UCC” - The Uniform Commercial Code in effect in the Chosen State at the date on which a determination thereunder is to be made.
1.2.74“Unused Line Fee” - one percent per annum of the Average Unused Portion of the Maximum Amount.
1.2.75“Work In Process” – Borrowers’ partially finished Inventory.
2.Credit Facilities.
2.1Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:
2.1.1Lender, may, from time to time in its Permitted Discretion, make advances (“Advances”) to Borrower, at Borrower’s request, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount. The fact that the Borrower is bound to various covenants herein, the breach of which may allow Lender to accelerate the due date of Borrower's Obligations hereunder, shall not be construed to constitute a commitment by Lender to make any Advances hereunder, all of which are in the Permitted Discretion of Lender; provided that if Lender makes a demand for repayment of the Obligations, the Lender will continue to advance Loans (absent an Event of Default and so long as the Obligations do not exceed the Allowable Amount) for the ninety (90) calendar period until the Obligations become due. Notwithstanding anything to the contrary contained herein, Lender will not make any Advance to Borrower in an amount less than the Minimum Advance Amount.
2.1.2Lender may, in its Permitted Discretion, from time to time, upon not less than five days prior notice to Borrowers, reduce the amount available under the Borrowing Base to the extent that Lender determines that the number of days of the turnover of the Inventory for any period has changed in any material respect, or the nature and quality of the Inventory has deteriorated.
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2.2General Provisions.
2.2.1Borrowing Base Certificate. Each request from Borrowers for a Credit Accommodation, but no less than once per week, shall be accompanied by a Borrowing Base Certificate, completed and signed by Borrowers. Such Borrowing Base Certificate may be in either electronic or hard copy form, as acceptable to Lender. The Borrowing Base Certificate shall at all times be a bona fide and accurate representation of the Collateral and Advances and comply with the representations and warranties herein.
2.2.2Crediting Borrowers’ Account. All Credit Accommodations by Lender may be made by deposits or transfers to any demand deposit account of Borrowers.
2.2.3Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:
a.Upon telephonic, facsimile, electronic or other instructions received from anyone purporting to be an officer, employee or representative of Borrowers; or
b.At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.
3.Payments by Borrowers.
3.1In General
3.1.1Place of Payments. All payments hereunder shall be made by Borrowers to Lender at Lender’s address set forth herein or at such other place as Lender may designate in writing.
3.1.2ACH Debits. In order to satisfy any of the Obligations, Lender is hereby authorized by Borrowers to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrowers. Upon Lender's request at any time, Borrowers shall execute and deliver to Lender an authorization agreement for ACH debits.
3.1.3Borrowers irrevocably waives the right to direct the application of any and all payments received at any time by Lender from or on behalf of Borrowers and specifically waives any right to designate application of payments. However, Borrowers irrevocably agrees that Lender shall have the exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Borrowers in Lender's sole discretion and to revise such application prospectively or retroactively in Lender's sole discretion.
3.2Demand Obligation. Notwithstanding anything to the contrary contained herein, and notwithstanding that this Agreement contains covenants, conditions and Events of Default, Borrowers shall pay to Lender, within ninety (90) calendar days of demand, the Loan Account balance. It is understood and agreed that such ninety (90) calendar day period shall not apply to demand or acceleration by reason of an Event of Default.
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3.3Maximum Interest Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate permitted by applicable law (“Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the loans hereunder or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
3.4Merchant Processors; Inventory Reserve.
3.4.1The Borrower shall not engage a Merchant Processor without the prior written consent of Lender and any such Merchant Processor must be subject to a tri-party agreement acceptable to Lender.
3.4.2On each Calculation Date, the Lender shall determine whether there is an Inventory Reserve for the Calculation Period (provided that if Friday is not a Business Day then the Calculation Period shall be determined from an Inventory Borrowing Base as of the preceding Business Day) and, if so, provide notice to the Receivables Lender (with a copy to the Borrower) to pay the Inventory Reserve in accordance with the Intercreditor Agreement.
3.5Interest.
3.5.1Subject to Section 3.5.2 hereof, interest on the Loan Account balance shall be payable monthly, in arrears, shall be computed at the Interest Rate computed on the basis of a 360 day year, and shall be due and payable on the first day of each month following the prior calendar month.
3.5.2Default Interest. Immediately upon the occurrence of an Event of Default, the interest rates otherwise applicable shall be increased to the Default Rate.
3.6Fees.
3.6.1Field Exam Fee. Borrowers shall immediately pay to Lender, Lender’s reasonable out-of-pocket expenses in connection with each audit Lender performs or causes to be performed hereunder.
3.6.2Collateral Oversight Fee. [Intentionally deleted.]
3.6.3Default Waiver Fee. Borrowers shall pay the Default Waiver Fee to Lender, immediately upon the waiver by Lender of any Event of Default hereunder and when the Borrower is not being cooperative with the Lender.
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3.6.4Early Termination Fee. Borrowers shall pay to Lender the Early Termination Fee immediately upon the occurrence of an Early Termination Event. In addition, in the event that payment of the Obligations shall be accelerated for any reason whatsoever by Lender, the Early Termination Fee in effect as of the date of such acceleration shall be charged to Borrower on such date and such Early Termination Fee shall also be added to the outstanding balance of the Obligations in determining the payoff amount or the debt for the purposes of any judgment of foreclosure of any loan documents given to secure the Obligations.
3.6.5Loan Fee. On the date hereof and upon each annual anniversary of the date hereof until Complete Termination has occurred, Borrower shall pay to Lender the Loan Fee. Each such Loan Fee shall be fully earned when due in accordance with the preceding sentence and shall be nonrefundable. All Loan Fees otherwise payable for the Initial Term shall be accelerated and immediately due and payable upon the occurrence of an Event of Default or upon termination of this Agreement by Borrower.
3.6.6Additional Loan Fee. Immediately upon any increase in the Maximum Amount, Borrowers shall pay to Lender a fee computed as the product of the Loan Fee Percent and the amount of the increase in the Maximum Amount.
3.6.7Minimum Monthly Fee. Borrowers shall pay to Lender any amount by which the sum of the interest and Service Fee earned in any month (prorated for partial months) is less than the Minimum Monthly Fee, on the first day of the following month.
3.6.8Attorneys’ Fees. Borrowers shall pay to Lender all reasonable attorneys’ fees and costs incurred in preparation of this Agreement and related documents. All such legal fees shall be based upon the usual and customary rates for services actually rendered and not upon any fixed percentage of the outstanding balance hereunder.
3.6.9Standard Fees. Borrowers shall pay to Lender wire fees, search fees, and any other out of pocket direct expenses including but not limited to legal fees, appraisals, and other reasonable costs and expenses paid to preserve collateral. Lender shall have the right to charge all or any of such fees upon ten days’ notice to Borrower.
3.6.10Late Fee. Borrowers shall pay to Lender the Late Fee for each payment of principal, fees or interest or any other amount due hereunder which is not paid within five days of its due date (or any check that does not clear), to cover the extra expense involved in handling delinquent payments, provided that collection of said Late Fee shall not be deemed a waiver by Lender of any of its other rights under this Agreement or any other instrument given to secure this indebtedness. The Borrowers and Lender hereby agree that said fee is a fair and reasonable charge for the late payment and shall not be deemed a penalty. Additionally, Lender may exercise any and all other rights and remedies Lender has as outlined herein or in the other loan documents that secure the loan described herein.
3.6.11Maturity Fee. Borrowers shall pay to Lender the Maturity Fee on the first day of each month in the event that any Obligations remain outstanding after the Termination
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Date, to cover the extra expense involved in handling a matured loan, provided that collection of said Maturity Fee shall not be deemed a waiver by Lender of any of its other rights under this Agreement or any other instrument given to secure this indebtedness. The Borrowers and Lender hereby agree that said fee is a fair and reasonable charge for the failure to repay the Obligations on the Termination Date and shall not be deemed a penalty. Additionally, Lender may exercise any and all other rights and remedies Lender has as outlined herein or in the other loan documents that secure the loan described herein. The Maturity Fee shall be in addition to all other fees due to the Lender.
3.6.12Over Advance Fee. In the event that the Borrowers intentionally request a loan in excess of the then applicable Borrowing Base, Borrowers shall pay to Lender the Over Advance Fee for each day that the Obligations exceed the Allowable Amount.
3.6.13[Intentionally Deleted.].
3.6.14Application of Collections. Lender shall, for the purpose of the computation of interest and the Service Fee due hereunder, add the Clearance Days to any Clearance Day Payments, which is acknowledged by the Parties to constitute an integral aspect of the pricing of Lender's facility to Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by Borrowers or Lender. Should any check or item of payment not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly.
3.6.15 Unused Line Fee. Borrower shall pay the Unused Line Fee to Lender on the first day of each month during the term of this Agreement, based upon the prior month.
3.6.16 Service Fee. Borrower shall pay the Service Fee to Lender monthly, prorated for partial months, in arrears, on the first day of each month following the accrual thereof.
3.6.17 Loan Account Fee. Lender is authorized to debit the Loan Account for interest, fees, and other chargers due Lender hereunder as and when due.
4.Indemnification Protection.
4.1Notwithstanding payment in full of the Obligations and termination of this Agreement, in the event that (i) a Third Party Claim has been asserted against Lender, or (ii) Lender reasonably believes in good faith that a Third Party Claim may be asserted against Lender, Lender may retain its security interest or any funds of Borrowers in the amount of the Third Party Claim together with Lender’s good faith estimate of its costs to be incurred in the defense thereof, until such time as the Third Party Claim is withdrawn or satisfied, unless Lender receives Assurances (as defined below) regarding its exposure to the Third Party Claim.
4.2For the purposes hereof, “Assurances” shall mean additional collateral, a guaranty, an indemnity or a letter of credit from an entity so that Lender reasonably believes in good faith that the likelihood of loss resulting from the Third Party Claim is remote.
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5.Grant of Security Interest.
5.1To secure the performance of the Obligations, Borrowers grants to the Lender a security interest in the Collateral, and all proceeds and products thereof.
6.Authorization to File Financing Statements.
6.1The Borrowers irrevocably authorizes the Lender to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:
6.1.1Indicate the Collateral as all assets of the Borrowers or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;
6.1.2Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrowers is an organization, the type of organization, and any organization identification number issued to the Borrowers and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;
6.1.3Contain a notification that the Borrowers have granted a negative pledge to the Lender, and that any subsequent lien holder may be tortuously interfering with Lender’s rights;
6.1.4 Advises third parties that any notification of Borrowers’ Account Debtors will interfere with Lender’s collection rights.
6.2The Borrower agrees to furnish any of the foregoing information to the Lender promptly upon request;
6.2.1The Borrower ratifies its authorization for the Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof; and
6.2.2The Lender may add any supplemental language to any such financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.
7.Representations and Warranties by Borrowers.
7.1There are no actions or proceedings pending by or against Borrower or its officers and Guarantors before any court or administrative or regulatory agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, officer or any Guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff.
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7.2All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower’s financial condition as of the date thereof and Borrower’s results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender.
7.3Borrower agrees to maintain accurate books and records and its records pertaining to the Collateral in accordance with GAAP subject to year-end footnotes and adjustments as required by Borrower’s independent accountants.
7.4Borrower certifies that, to the best of Borrower’s knowledge, Borrower has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Borrower hereby acknowledges that Lender seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Borrower hereby represents, warrants and agrees that: (i) none of the cash or property that Borrower will pay or will contribute to Lender has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Borrower to Lender, to the extent that they are within Borrower’s control shall cause Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Borrower shall promptly notify Lender if any of these representations ceases to be true and accurate. Borrower shall provide Lender any additional information regarding Borrower that Lender deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Borrower understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Lender may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Lender’s investment in Borrower. Borrower further understands that Lender may release confidential information about Borrower and, if applicable, any underlying beneficial owners, to proper authorities if Lender, in its sole discretion, determines that it is in the best interests of Lender in light of relevant rules and regulations under the laws set forth in subsection (ii) above.
7.5Borrower is a corporation, validly formed, existing in the State of Delaware, and is in good standing under the laws of the State of Delaware and is properly licensed and authorized to operate its business in any other jurisdiction in which it conducts business except where the failure to so register or be licensed shall not be likely to cause a material adverse change to the Borrower. Borrower’s organizational identification number assigned by the above state is 4290895. Borrower’s taxpayer identification number for Federal Income Tax purposes is 94-3021850. The undersigned signatory on behalf of Borrower represents that he or she has full power and authority to execute this Agreement and bind Borrower hereto. The execution, delivery, and performance by Borrowers of this Agreement and all agreements and documents described herein does not constitute a violation of any law, regulation, judgment, order, contract, charter, by-laws, or other instrument to which Borrowers is a party or is otherwise bound or subject.
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7.6The execution, delivery and performance by Borrower of this Agreement and all agreements and documents described herein does not constitute a violation of any law, regulation, judgment, order, contract, charter, by-laws, or other instrument to which Borrower is a party or is otherwise bound or subject.
7.7Borrower is not in default under any loan agreement, mortgage, lease, trust deed, or similar agreement relating to the borrowing of money to which Borrower is a party or is otherwise bound.
7.8Borrower and Guarantor(s) are neither party to any lawsuit, administrative proceedings, arbitration proceeding, or other adversarial proceeding, nor are they involved in any way in any pending or threatened investigations or proceedings.
7.9To the best of Borrower’s knowledge, each customer of Borrower is solvent and Borrower has provided to Lender all documents and information available to Borrower concerning the business and creditworthiness of each such customer.
7.10Borrower has entered into the Receivables Loan Documents, a copy of which has been provided to Lender. The Receivables Loan Documents are in full force and effect and no default exists or is threatened with respect thereto. All payments due to Borrower under the Receivables Loan Documents have been duly and validly assigned by Borrower to Lender subject to the Intercreditor Agreement.
7.11Each and every document, statement, record, book, account, and invoice, and all information, whether financial or otherwise, provided to Lender by Borrower, whether heretofore or hereinafter, shall be true, accurate and correct in all material respects.
7.12Borrower has not transferred, pledged or granted a security interest in its assets, or any of them, which Borrower has not fully disclosed in writing to Lender, prior to the date hereof, except as set forth on Exhibit 7.12.
7.13Borrower shall notify Lender immediately upon becoming aware of any issue that may materially affect the value or condition of its Inventory.
7.14Borrower’s Inventory is:
7.14.1owned by the Borrower free and clear of all encumbrances, except for encumbrances listed on Exhibit 7.12 attached hereto and is subject to either a subordination or another intercreditor agreement acceptable to Lender;
7.14.2except with respect to In-Transit Inventory, at all times at a location under the control of the Borrower and such location(s) shall have been disclosed to the Lender in writing prior to the date hereof;
7.14.3reported to Lender at the lower of cost or market value including reserves for obsolescence or slow moving Inventory as would otherwise be required under GAAP;
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7.14.4in salable condition as is and ready for shipment; and
7.14.5not subject to any license agreement except as disclosed to Lender in writing.
8.Authorization to Lender.
8.1The Borrower irrevocably authorizes Lender to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including the filing on behalf of Borrower:
a.With such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.
b.Any Correction Statement under Section 9-518 of the Uniform Commercial Code that Lender reasonably deems necessary to preserve its rights hereunder.
c.With any third party whose premises is used to store Client Inventory.
8.2Lender may notify Borrower’s customers that the underlying Account has been assigned to Lender and that payment thereof is to be made to the order of Lender and sent directly to Lender. Such notification may be in the form that is annexed hereto as Exhibit 8.2.
8.3Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an account debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrowers’ claims, under §3-311 of the UCC, or otherwise.
9.Power of Attorney.
9.1Borrower irrevocably appoints Lender, or any person(s) designated by Lender, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrower to Lender have been fully satisfied and discharged, with full power, at Borrowers’ sole expense, to exercise at any time in Lender’s discretion all or any of the following powers:
9.1.1Subject to the Intercreditor Agreement, receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof in the ordinary course of business (or, upon the occurrence of an Event of Default, in connection with the exercise of Lender’s rights and remedies);
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9.1.2Subject to the Intercreditor Agreement, change Borrower’s address on all invoices and statements of Account mailed or to be mailed to Borrower’s customers and to substitute thereon the designated address;
9.1.3Upon the occurrence of an Event of Default, and subject to the Intercreditor Agreement, receive and open all mail addressed to Borrower, or to Borrower’s trade name at Lender’s address, or any other designated address;
9.1.4 Upon the occurrence of an Event of Default, take or bring, in the name of Lender or Borrower, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect collection of other realization upon the Collateral as permitted by the Intercreditor Agreement;
9.1.5Upon the occurrence of an Event of Default, and subject to the Intercreditor Agreement, create a “doing business as” entity (a “d/b/a”) with a name similar to Borrower and open any deposit accounts under such name;
9.1.6Execute on behalf of Borrower any UCC-l and/or UCC-3 Financing Statement(s) and/or any notices or other documents necessary or desirable to carry out the purpose and intent of this Agreement, and to do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement;
9.1.7Upon the occurrence of an Event of Default, and subject to the Intercreditor Agreement, change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower:
9.1.8Upon the occurrence of an Event of Default, endorse and take any action with respect to bills of lading covering any Inventory;
9.1.9Upon the occurrence of an Event of Default, and subject to the Intercreditor Agreement, prepare and deliver invoices to Borrower’s customers, in the name of Lender or Borrower;
9.1.10Execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower; and
9.1.11Upon the occurrence of an Event of Default or if Borrower fails to do so within three (3) days from demand by Lender therefor, pay any sums necessary to discharge any lien or encumbrance which is senior to Lender’s security interest in the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Default Rate until paid in full.
9.2Release. Borrower hereby release and exculpate Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based
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upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to Borrowers for lost profits or other special or consequential damages.
10.Affirmative Covenants.
10.1Until full payment of the Obligations and termination of this Agreement, Borrower shall:
10.1.1At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender original invoices, agreements, proof of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the Collateral and confirmatory assignments to Lender thereof, in form and substance satisfactory to Lender, and duly executed by Borrower.
10.1.2Borrower shall be obligated to (a) maintain its factoring relationship with Receivables Lender at all times during the term this Agreement, (b) submit all invoices issued for sales of Inventory to the Receivables Lender within three (3) days of creation, and (c) remit the proceeds of all Accounts as well as all other proceeds from the sale of Inventory to Receivables Lender, in each case, subject to the Intercreditor Agreement. Borrower shall not in any way interfere with the notification instructions provided by Receivables Lender to its customers, and shall at all times be in full compliance with the terms of the Receivables Loan Documents.
10.1.3Immediately advise Lender, in writing, of the assertion of any Third Party Claim.
10.1.4Furnish to Lender, in form and substance reasonably satisfactory to Lender:
a.Weekly, a report summarizing all Inventory, including a detailed synopsis and description of the Inventory warehoused by Borrower at the time the report is generated.
b.Weekly, a perpetual Inventory report summarizing all Inventory by location (if more than one location is applicable), including a detailed synopsis and description of the Inventory warehoused by Borrower at the time the report was generated.
c.Upon request and delivered by email, copies of any reports provided by Borrower to Receivables Lender or Receivables Lender to Borrower under the Receivables Loan Documents and such other reporting regarding Accounts, as Lender may request from time to time.
d.Upon request by Lender, a slow moving Inventory report or Inventory aging.
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e.Upon request by Lender, Inventory reports by SKU that show prior period quantity and dollar value sales, selling price, and other information as may reasonably be requested by Lender;
f.The earlier of 120 days or as soon as possible after the end of each fiscal year of Borrower:
i. A complete copy of Borrower’s financial statements issued by a licensed certified public accountant in good standing (or internally prepared), including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, prepared by a Borrower;
ii.Upon request by Lender, a statement certified by the chief financial officer of Borrower that Borrower is in material compliance with all the terms, conditions, covenants and warranties of this Agreement;
iii.A physical count of all of Borrower’s Inventory taken by Borrower or other third party acceptable to Lender.
g.Tax Returns. Copies of each Borrower’s
i.Federal income tax returns, and any amendments thereto, within ten days of the filing thereof with the Internal Revenue Service;
ii.Federal payroll tax returns immediately upon request of Lender, together with proof, satisfactory to Lender, that all taxes have been paid; and
iii.State sales tax report showing taxes due and paid for each state in which Borrower conducts business, upon request of Lender, in a monthly spreadsheet form that shows all amounts owing by Borrower.
h.Intentionally Deleted;
i.As soon as available but not later than 30 days before the end of each fiscal year of Borrower, an annual operating budget (including monthly balance sheet, statement of income and retained earnings, and statement of cash flows), for the following fiscal year, along with a comparison to the prior year;
j.No later than 30 days after the close of each month (an “Accounting Period”):
i. Borrower’s balance sheet as of the close of such Accounting Period and its income statement for such Accounting Period and year to date, in each case setting forth in comparable form, as applicable, the figures for the corresponding Accounting Period for the previous fiscal year, certified by Borrower’s chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations.
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k.Inventory Reports. A listing of all Borrower's Inventory, based upon a physical count taken by Borrower every three months or whenever requested by Lender and a slow moving Inventory report or Inventory aging upon request by Lender.
10.2Inspections.
10.2.1During usual business hours, permit Lender, without notice to Borrower, after the occurrence of an Event of Default, and with five business days’ prior notice absent an Event of Default, to periodically:
a.Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral,
b.To inspect, examine, audit, make copies of, and make extracts from Borrower’s records as Lender may reasonably request,
c.To have a third party selected by Lender examine and inspect the Collateral, at the sole cost of Borrower based upon prevailing market rates.
d.Without expense to Lender, Lender may use any of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts (so long as there are no Receivables Lenders) and realization on other Collateral as Lender, in its sole discretion, deems appropriate.
10.2.2Indemnification. Indemnify and save Lender harmless from any and all liability with respect to any Third Party Claim, including the reasonable costs incurred in the defense thereof.
10.2.3Enforcement of Judgments. Reimburse Lender for all costs and expenses, including reasonable attorneys' fees, which Lender incurs in enforcing any judgment rendered in connection with this Agreement. All such legal fees shall be based upon the usual and customary rates for services actually rendered and not upon any fixed percentage of the outstanding balance hereunder. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.
10.2.4Taxes and Expenses Regarding Borrower’s Assets.
10.2.5Make timely payment when due without extension of all taxes, assessments or contributions required of Borrower. If Borrower fails to make any such payment or deposit or furnish proof of such payment immediately upon Lender's request, Lender may, in its sole discretion and without notice to Borrower:
a.Make payment of the same or any part thereof; or
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b.Set up such reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.
10.2.6Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender shall constitute neither:
a.An agreement by Lender to make similar payments in the future; nor
b.A waiver by Lender of any default under the Loan Documents. Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.
c. Give Lender written notice immediately upon forming an intention to change its name, state of organization or form of business organization.
10.3Maintenance of Insurance.
10.3.1The Borrower will maintain with financially sound and reputable insurers, insurance reasonably acceptable to Lender with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts, but no case less than the Advances made by Lender, that the Borrowers will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender under a Lender Loss Payable Endorsement. Without limiting the foregoing, the Borrowers will:
10.3.2Keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood coverage and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property;
10.3.3Maintain all such workers' compensation or similar insurance as may be required by law; and
10.3.4Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Borrower; and product liability insurance.
10.3.5In the event that Borrower fails to maintain such insurance, Lender may obtain such insurance at Borrower’s expense, and, after an Event of Default, to adjust or settle
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any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.
10.3.6So long as permitted by the Receivables Lender and does not adversely affect Borrower’s access, Borrower hereby permits Lender at any time to access electronically information concerning any accounts maintained by Borrower with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement, and Borrower shall provide Lender with all necessary access codes, passwords and the like to carry out the provisions hereof.
10.3.7Borrower waives any claim it may now have against Lender arising out of any unauthorized filing of any Financing Statement by Lender.
10.3.8In the event any payments that are the proceeds of Collateral come into Borrower’s possession, Borrower will hold the same in trust and safekeeping, as the property of Receivables Lender or Lender, and immediately turn over such payment to Receivables Lender or Lender in kind when possible, or by wire transfer.
10.4Borrower shall ensure that Lender at all times has a list of all Borrower’s deposit accounts.
11.Negative Covenants. Borrower will not:
11.1Negative Pledge. Hereafter grant any liens upon the Collateral, except in favor of Lender or Receivables Lender.
11.2Mergers, etc. Enter into any acquisition or sale, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any entity.
11.3Transfer of Assets. Except for sales, abandonment, or other dispositions of equipment that is substantially worn, damaged, obsolete or no longer useful in the ordinary course of business, enter into any transaction not in the ordinary and usual course of Borrowers’ business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrowers’ properties, assets (other than sales of Inventory to buyers in the ordinary course of business, as defined in the UCC; provided, however, that a sale of Inventory shall not be considered a sale to a buyer in the ordinary course of business in the event that the Borrowers is indebted to the buyer).
11.4Suspension of Business. Suspend or go out of a substantial portion of its business.
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11.5Debt. Incur debt or contingent obligations, other than debt incurred hereunder, or guaranty the debt of any other entity or individual, except as set forth on Schedule 11.5.
11.6No Dividends or Distributions. Borrowers will not make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its common stock, membership or partnership interests, of any class, whether now or hereafter outstanding without prior written consent of Lender. Absent an Event of Default, Borrower may, upon prior written consent from Lender, make distributions to its shareholders or members in the ordinary and usual course of Borrower’s business to satisfy such shareholder’s or member’s tax liability on income of Borrower which is allocated to such shareholder or member.
11.7Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction (either individually or in the aggregate) with any affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity or individual.
11.8Leased Locations or Warehouses. The Borrower will not store or locate any Inventory or other Collateral in any leased premises or third party warehouse unless the landlord or warehouseman, as the case may be, of such leased premises or warehouse, as the case may be, enter into a Landlord Waiver or Warehouseman’s Waiver, as the case may be, in favor of and in form acceptable to Lender, or Lender has established a cash reserve for such location.
11.9Sales Below Cost. The Borrower shall not sell Inventory to any customer below the Borrower’s cost outside the normal course of dealing without the prior written consent of Lender.
11.10Sale of Inventory to Non-Credit Approved Customers. The Borrower agrees that all Accounts, whether credit approved or not, shall be assigned to the Receivables Lender. In the event Accounts are not funded by the Receivables Lender, Borrower agrees to immediately remit to Lender upon Lender’s demand, any sums needed to eliminate any deficit in the Borrowing Base Certificate. Lender may, but is not obligated to, grant the same amount of credit as granted by Receivables Lender to each customer which credit approvals are subject to change without notice at Lender’s sole discretion.
11.11 Deposit Accounts. Borrower will not maintain any deposit accounts, other than deposit accounts existing as of the date hereof and disclosed to Lender in writing, without the prior consent of Lender.
12.Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:
12.1Borrower defaults in the performance of any payment obligation due hereunder, or under any representation, covenant or warranty hereunder;
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12.2Borrower defaults under any other agreement including but not limited to the Receivables Loan Documents or the Receivables Loan Documents are terminated in accordance with the terms thereof.
12.3The Borrower enters into any credit card processing agreement with any party without Lender’s prior written consent.
12.4Any entity shall have or acquire right in the Collateral which are superior to Lender’s rights, other than as a result of Lender’s intentional acts or to the extent subject an intercreditor or similar agreement acceptable to Lender;
12.5 Borrower fails to cure the breach of any Obligation other than a payment obligation within three days after notice thereof is sent by Lender to Borrower;
12.6Borrowers are in default with respect to any present or future agreement with Lender;
12.7The Obligations at any time exceed the Allowable Amount, and such default is not cured within 2 Business Days after the Calculation Date or, if determined on a day other than the Calculation Date, the Borrowers becoming aware of its occurrence;
12.8An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;
12.9An adverse change occurs with respect to the financial condition or operations of Borrower which results in a material impairment of the prospect of repayment of the Obligations;
12.10If any Change in Law occurs which results in a material impairment of the prospect of repayment of the Obligations;
12.11A sale, hypothecation or other disposition is made of 50% percent or more of the beneficial interest in any class of voting stock of Borrower;
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12.12Any Guarantor defaults in the performance of its obligations to Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke the its guaranty or it shall cease to be in full force and effect for any reason whatsoever;
12.13Any provision of this Agreement or any of the Loan Documents ceases, for any reason, to be valid and binding on Borrower.
12.14A default by the Borrower, the Borrower’s landlord or the Borrower’s warehouseman under their respective leases or mortgages.
12.15A default in the payment of any Federal, State, or local government tax including payroll taxes and sales taxes
12.16Borrower fails to immediately remit to Lender any payments that are the proceeds of Collateral that come into Borrower’s possession, in kind or by wire transfer.
12.19 Any of the Key Employees fails to devote 100% percent of their efforts in furtherance of the business affairs of Borrower for any one month, or ceases to be employed by Borrower in the capacity that such employee held as of the date of this Agreement.
13.Remedies.
13.1Upon the occurrence of any Event of Default all Obligations shall accrue interest at the Default Rate and Lender may:
a.Declare this Agreement terminated;
b.Without notice or demand, stop advancing money or extending credit for Borrowers’ benefit under this Agreement or under any other agreement between Borrower and Lender;
c.Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower; provided that, upon the occurrence of an Event of Default under Section 12.8, all Obligations shall be immediately due and payable without further action.
d.Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;
e.Change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;
f.Execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.
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g.Engage a consulting, turnaround or similar firm to (a) conduct an operational assessment of Borrower, and/or (b) take day-to-day operational and administrative control of the business of the Borrower. Borrower shall (a) bear all fees, costs and other expenses associated with such services and (b) cooperate with such firm in carrying out such services.
13.2BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWERS BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWERS' OBLIGATIONS HEREUNDER. FURTHER, LENDER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.
14.Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender:
14.1To not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or Work in Process into Finished Goods or other finished products for disposition;
14.2To fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;
14.3To fail to exercise collection remedies against any persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;
14.4To exercise collection remedies against any persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;
14.5To advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;
14.6To hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;
14.7To dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;
14.8To dispose of assets in wholesale rather than retail markets;
14.9To disclaim all disposition warranties; or
14.10To purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral.
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14.11Borrower acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.
15.Intellectual Property.
15.1Concurrently herewith, Borrower and Lender are entering into an Intellectual Property Security Agreement (the “IP Agreement”). Notwithstanding anything contained in this Agreement or the IP Agreement to the contrary, Lender shall not take any action to enforce its security interest in the Intellectual Property Collateral (as defined in the IP Agreement), until Lender has disposed of or abandoned (collectively, “Liquidated”) Borrower’s Accounts, Inventory and Equipment (the “Primary Collateral”) in a commercially reasonable manner.
15.2Solely for purposes of this Section 15, which shall not be deemed a modification of Section 14, Lender shall be deemed to have Liquidated the Primary Collateral in a commercially reasonable manner if Lender provides Borrower with commercially reasonable notice of any sale and:
a.Lender has collected at least 50% of the face amount of Accounts actually owing to the Debtor, net of the claims of parties holding interests therein which is senior to Lender on the date on which Lender has notified Borrower of an Event of Default (the “Default Date”); provided, that nothing contained in the foregoing shall be deemed to create a duty for Lender to notify Borrower of an Event of Default;
b.Lender has received on or after the Default Date at least 25% of the liquidation value, as reasonably determined by Lender, from the sale by the Borrower or by Lender of the Borrower’s Inventory and Equipment, net of the claims of parties holding interests therein which is senior to ours.
c.Lender has reasonably determined that the cost of holding and disposing of an item of Inventory or Equipment in which Lender holds a perfected security interest exceeds the value to be realized by us upon sale or other disposition.
15.3The above is not intended to be an exclusive list of the standards of a commercially reasonable disposition of Primary Collateral, but rather merely examples of such dispositions.
15.4In the event that Lender breaches this provision, Lender’s liability shall be limited to Borrower’s actual damages incurred as a direct result of the breach.
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15.5Borrower grants Lender a non-exclusive, royalty-free license or other right to use, without charge, the Intellectual Property Collateral, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Agreement, Borrower’s rights under all licenses and all franchise agreements inure to Lender’s benefit.
16.Proceeds and Expenses of Dispositions.
16.1Borrower shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving, defending priority or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. All such legal fees shall be based upon the usual and customary rates for services actually rendered and not upon any fixed percentage of the outstanding balance hereunder. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligation or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, notwithstanding contrary instructions received by Lender from the Borrower or any other third party.
17.Liquidation Success Premium.
17.1If Borrower shall substantially cease operating as a going concern, and the proceeds of Collateral created after the occurrence of an Event of Default (“Default”) are in excess of the Obligations at the time of Default, Borrower shall pay to Lender a liquidation success premium of ten percent of the amount of such excess.
18.Fees and Expenses. Borrower agrees to reimburse Lender on demand for:
18.1The actual amount of all costs and expenses, including reasonable attorneys' fees, which Lender has incurred or may incur in:
18.1.1Negotiating, administering and preparing this Agreement and any documents prepared in connection herewith;
18.1.2Any way arising out of or in connection with this Agreement, including based on tort, and whether or not arising out of a dispute which does not involve Lender;
18.1.3Protecting, preserving or enforcing any lien, security interest or other right granted by Borrowers to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;
18.2The actual costs, including photocopying (which, if performed by Lender’s employees, shall be at the rate of $.10/page), travel, and reasonable attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Borrower is a party; or
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18.3The actual amount of all costs and expenses, including reasonable attorneys' fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrower, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Borrowers’ plan thereunder.
18.4In the event that any Party finds it necessary to retain counsel in connection with a:
18.4.1. Contract claim relating to the interpretation, defense, or enforcement of this agreement, the prevailing Party shall recover its reasonable attorney’s fees and expenses from the unsuccessful Party.
18.4.2 Claim other than a contract claim, then Lender shall recover its attorney’s fees and expenses from Borrowers, irrespective of the outcome of the dispute.
18.5 In the event that Borrowers assert a claim against Lender, Borrowers shall do so in writing prior to and as a condition of the commencement of any litigation by Borrowers, setting forth the specific amount of Borrowers’ claim against Lender (the “Damage Claim”). If any dispute resolution process results in a judgment against Lender of less than the Damage Claim, the court shall find that Lender was the prevailing Party for the purposes of this Section.
18.6 It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing Party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing Party by its counsel in similar matters.
19. Termination.
19.1 This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the end of the Initial Term.
19.2 This Agreement shall be automatically extended for successive Renewal Terms unless Borrower or Lender has given the other party at least sixty days’ and no more than ninety days prior written notice before the end of the Contractual Termination Date.
19.3 Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.
20. Revocation of Borrowers’ Right to Sell Inventory Free and Clear of Lender's Security Interest.
20.1 Lender may, upon the occurrence of an Event of Default, revoke Borrower’s right to sell Inventory free and clear of Lender's security interest therein.
21. No Lien Termination without Release
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21.1 In recognition of the Lender's right to attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender's liens on the Collateral unless and until Complete Termination has occurred. Borrower understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.
22. Account Stated.
22.1 Lender shall render to Borrower a statement setting forth the transactions arising hereunder either electronically or by mail. Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within thirty days of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.
23. Retention of Records.
23.1 Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.
24.Notices to Third Parties.
24.1Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including, without limitation, Borrowers’ financial condition. Borrower shall provide to each Guarantor and Subordinating Creditor a copy of each notice, statement or report required to be given to Lender hereunder.
25.Information to Participants.
25.1Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), to regulators, accountants, and other third parties or to any prospective purchaser of any securities issued or to be issued by Lender.
26.Entire Agreement.
26.1No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.
27.Notice.
6117653.2 Page 30 of 39

27.1All notices shall be effective upon: (a) the sending of an email to one of the email addresses below or (b) delivery to a recognized overnight delivery service of a properly addressed notice, delivery prepaid, with instructions to make delivery on the next business day. For purposes hereof, the addresses of the Parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one Party to the other in accordance with the provisions hereof. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.

27.2The addresses of the Parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one Party to the other in accordance with the provisions hereof:

BORROWER
ENERGY FOCUS, INC.
Address: 32000 Aurora Road, Suite B, Solon, Ohio 44139
Attention: Tod Andrew Nestor
Phone Number: 440-715-1276 Email: tanestor@energyfocus.com

LENDER
Crossroads Financing, LLC

Address:	6001 Broken Sound Parkway NW, Suite 620 Boca Raton, FL 33487
Attention:	Portfolio Department
Phone Number:	561-988-7098
Fax Number:	561-994-5558
Email:	lhaskin@crossroadsfinancial.com

28.Counterparts.
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28.1This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.
29.Amendment and Waiver.
29.1Only a writing signed by all Parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have. In case any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.
30.Governing Law.
30.1This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.
31.Venue.
31.1Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the Chosen State, in the city in which Lender’s chief executive office is located, or if none, any court sitting in the Chosen State (“Acceptable Forums”). Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.
32.WAIVER OF JURY TRIAL.
TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN
6117653.2 Page 32 of 39

CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS, WHETHER VERBAL OR WRITTEN, OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE TRANSACTION CONTEMPLATED HEREBY OR ENFORCEMENT OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWERS HEREBY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND ENTER INTO THE TRANSACTION CONTEMPLATED HEREBY.
33. ARBITRATION.
Notwithstanding anything to the contrary contained herein, any dispute arising out of or in connection with this Agreement shall, at Lender’s discretion, be settled exclusively and finally by arbitration conducted in the City of New York, New York, under the commercial arbitration rules of the American Arbitration Association (the “AAA”), such arbitration to apply the laws of the State of New York (without giving effect to conflicts of law principles). The arbitration shall be conducted by three neutral arbitrators, each Party selecting one arbitrator within thirty days after the date either Party receives a written demand for arbitration from the other; the two arbitrators shall then agree upon and appoint a third neutral arbitrator within thirty days. Should a Party fail to appoint an arbitrator within the initial thirty day period, the arbitration shall be conducted by the sole arbitrator appointed; should both arbitrators fail to appoint the third arbitrator in the second thirty day period, such arbitrator shall be appointed by the AAA. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this instrument, agreement or document; or (ii) be a waiver by the Lender of the protection afforded to it by 12 U.S.C. sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Lender hereto (a) to exercise self-help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Lender may exercise such self-help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any Party, including
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the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.
34.Service Of Process.
34.1Borrower agrees that Lender may effect service of process upon Borrower by regular mail at the address set forth herein or at such other address as may be reflected in the records of Lender, or at the option of Lender by service upon Borrower’s agent for the service of process.
35.Assignment.
35.1Lender may assign its rights and delegate its duties hereunder. Upon such assignment, Borrower shall be deemed to have agreed to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lender.
36.Time of the Essence
36.1It is agreed that time is of the essence in all matters herein.

6117653.2 Page 34 of 39

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:	ENERGY FOCUS, INC. , a Delaware corporation
By: Name: Tod Andrew Nestor Title: President and CFO

LENDER:	Crossroads Financial Group, LLC, a North Carolina limited liability company
By: Name: Lee Haskin Title: CEO

EXHIBIT 7.12
6117653.2 Page 35 of 39

EXHIBIT 8.2

(PLEASE TYPE ON YOUR COMPANY LETTERHEAD – ONE FOR EACH OF YOUR CUSTOMERS)

To the customers of ENERGY FOCUS, INC. :

        In order to enhance and further the continued growth and expansion of ENERGY FOCUS, INC. (the “Company”), the Company has entered into a financing agreement with Crossroads Financial Group, LLC, a North Carolina limited liability company (“Lender”), and the Company has assigned its present and future accounts to Lender.

To the extent that you are now indebted or may in the future become indebted to the Company on an account or a general intangible between you and the Company, payment thereof is to be made payable to Lender and not to the Company or any other entity. Payment in any other way will not discharge this obligation.

The payments should be mailed to Crossroads at the following address:

Crossroads Financial, LLC, servicing agent for Crossroads Financing, LLC
6001 Broken Sound Parkway NW, Suite 620
Boca Raton, FL 33487

        This notice may only be revoked in writing signed by an officer of Crossroads Financial Group, LLC and only after verification by you to Crossroads by email to us at lhaskin@crossroadsfinancial.com.

        Your cooperation in this matter is greatly appreciated and we thank you for understanding.

Sincerely,

ENERGY FOCUS, INC.    Crossroads Financial Group, LLC

By: _____________________________   By: __________________________
Name: Tod Andrew Nestor      Name: Lee Haskin
Title: President and CFO    Title: CEO

6117653.2 Page 36 of 39

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is dated this ___ day of August, 2020 from ENERGY FOCUS, INC. , a Delaware corporation, with an address of Primary Business Address 32000 Aurora Road, Suite B, Solon, Ohio 44139 (“Borrower”), in favor of Crossroads Financial Group, LLC, a North Carolina limited liability company (“Lender”).
Borrower irrevocably appoints Lender, or any person(s) designated by Lender, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all obligations of Borrower to Lender have been fully satisfied and discharged, with full power, at Borrower’s sole expense, to exercise at any time in Lender’s discretion all or any of the following powers, which may be exercised by the Lender, or any person(s) designated by Lender:
To endorse, receive, take, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to, inter alia, all accounts receivable of the Borrower.
Borrower hereby instructs any bank or any other party receiving a copy of this Power of Attorney to act in accordance with the instructions of Lender regarding the above, without the necessity of contacting the Borrower, and the Borrower does hereby indemnify all third parties receiving and acting on this Power of Attorney for and against any claims or liabilities, including reasonable attorneys' fees, arising out of or relating to your accepting this Power of Attorney and allowing Lender to exercise the powers set forth herein. All such legal fees shall be based upon the usual and customary rates for services actually rendered and not upon any fixed percentage of the outstanding balance hereunder.
This Power of Attorney is in addition to and not in substitution of any power of attorney granted to Lender under its loan documents with Borrower.

ENERGY FOCUS, INC. :
By: Name: Tod Andrew Nestor Title: President and CFO

6117653.2 Page 37 of 39

STATE OF ______________________ )
              ss:
COUNTY OF ___________________ )

On this the ___ day of August, 2020, before me, the undersigned officer, _________________, personally appeared Tod Andrew Nestor, who acknowledged himself to be the President and CFO of ENERGY FOCUS, INC., a Delaware corporation, and that he as such President and CFO, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of the corporation/company by signing the name of the corporation/company by himself as such President and CFO.
IN WITNESS WHEREOF, I hereunto set my hand.

Notary Public My Commission Expires:

6117653.2 Page 38 of 39

Schedule 11.5

[Borrower to provide]

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